Exhibit 99.1

Appian Announces Second Quarter 2025 Financial Results

Second quarter cloud subscriptions revenue increased 21% year-over-year to $106.9 million
Second quarter total revenue increased 17% year-over-year to $170.6 million

McLean, VA – August 7, 2025 – Appian (Nasdaq: APPN) today announced financial results for the second quarter ended June 30, 2025.

“Appian AI drove strong financial results in the second quarter of 2025, with higher prices and a larger pipeline,” said Matt Calkins, CEO & Founder.

Second Quarter 2025 Financial Highlights:

•Revenue: Cloud subscriptions revenue was $106.9 million, up 21% compared to the second quarter of 2024. Total subscriptions revenue, which includes sales of our cloud subscriptions, on-premises term license subscriptions, and maintenance and support, increased 17% year-over-year to $132.7 million. Professional services revenue was $38.0 million, up 13% compared to the second quarter of 2024. Total revenue was $170.6 million, up 17% compared to the second quarter of 2024. Cloud subscriptions revenue retention rate was 111% as of June 30, 2025.
•Operating loss and non-GAAP operating income (loss): GAAP operating loss was $(11.0) million, compared to GAAP operating loss of $(39.2) million for the second quarter of 2024. Non-GAAP operating income was $5.6 million, compared to non-GAAP operating loss of $(13.1) million for the second quarter of 2024.
•Net loss and non-GAAP net income (loss): GAAP net loss was $(0.3) million, compared to $(43.6) million for the second quarter of 2024. GAAP net loss per share was breakeven for the second quarter of 2025, compared to $(0.60) for the second quarter of 2024. Non-GAAP net income was $0.3 million, compared to non-GAAP net loss of $(18.2) million for the second quarter of 2024. Non-GAAP net income per basic and diluted share was breakeven, compared to the $(0.25) net loss per share for the second quarter of 2024.
•Adjusted EBITDA: Adjusted EBITDA was $8.1 million, compared to adjusted EBITDA loss of $(10.5) million for the second quarter of 2024.
•Cash flows: Net cash used by operating activities was $(1.9) million for the three months ended June 30, 2025 compared to $(17.6) million of net cash used by operating activities for the same period in 2024.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables following the financial statements in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Recent Business Highlights:

•Appian Recognized as a Leader in the 2025 Gartner® Magic Quadrant™ for Enterprise Low-Code Application Platforms

•Chartis Recognizes Appian for AI-Powered Process Orchestration
•Appian Recognized in the 2025 AIFinTech100 List for Transforming Financial Services with AI
•Appian Connected Claims 2.0 Transforms Insurance Claims Management with AI
•Appian Appoints David Crozier as Chief Marketing Officer

Financial Outlook:

As of August 7, 2025, guidance for 2025 is as follows:

•Third Quarter 2025 Guidance:

◦Cloud subscriptions revenue is expected to be between $109.0 million and $111.0 million, representing year-over-year growth of 16% to 18%.
◦Total revenue is expected to be between $172.0 million and $176.0 million, representing a year-over-year increase of 12% to 14%.
◦Adjusted EBITDA is expected to be between $9.0 million and $12.0 million.
◦Non-GAAP net income per share is expected to be between $0.03 and $0.07, assuming weighted average common shares outstanding of 74.7 million.

•Full Year 2025 Guidance:

◦Cloud subscriptions revenue is expected to be between $429.0 million and $433.0 million, representing year-over-year growth of 17% to 18%.
◦Total revenue is expected to be between $695.0 million and $703.0 million, representing a year-over-year increase of 13% to 14%.
◦Adjusted EBITDA is expected to be between $49.0 million and $55.0 million.
◦Non-GAAP net income per share is expected to be between $0.28 and $0.36, assuming weighted average common shares outstanding of 74.7 million.

Conference Call Details:

Appian will host a conference call today, August 7, 2025, at 8:30 a.m. ET to discuss Appian's financial results for the second quarter ended June 30, 2025 and business outlook.

To access the call, navigate to the following link(1). Once registered, participants can dial in using their phone with a dial in and PIN, or they can choose the Call Me option for instant dial to their phone. The live webcast of the conference call can also be accessed on the Investor Relations page of our website at https://investors.appian.com.

About Appian

Appian is The Process Company. We deliver a software platform that helps organizations run better processes that reduce costs, improve customer experiences, and gain a strategic edge. Committed to client success, we serve many of the world’s largest companies across various industries. For more information, visit appian.com. [Nasdaq: APPN]

1 https://register-conf.media-server.com/register/BI1e1e5237257b42d09d37bb52ee5552aa

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with GAAP, Appian provides investors with certain non-GAAP financial performance measures. Appian uses these non-GAAP financial performance measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Appian’s management believes these non-GAAP financial measures provide meaningful supplemental information regarding Appian’s performance by excluding certain expenses that may not be indicative of our recurring core business operating results. Appian believes both management and investors benefit from referring to these non-GAAP financial measures in assessing Appian’s performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to historical performance as well as comparisons to competitors’ operating results. Appian believes these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to measures used by management in its financial and operational decision-making and (2) they are used by Appian’s institutional investors and the analyst community to help them analyze the health of Appian’s business.

The non-GAAP financial performance measures include the following: non-GAAP subscriptions cost of revenue, non-GAAP professional services cost of revenue, non-GAAP total cost of revenue, non-GAAP total operating expense, non-GAAP operating income (loss), non-GAAP income tax expense (benefit), non-GAAP net income (loss), and non-GAAP net income (loss) per share, basic and diluted. These non-GAAP financial performance measures exclude the effect of stock-based compensation expense, unrealized foreign exchange rate gains and losses, certain non-ordinary litigation-related expenses consisting of legal and other professional fees associated with the Pegasystems cases (net of insurance reimbursements), or Litigation Expense, amortization of the judgment preservation insurance policy, or JPI Amortization, severance costs related to an involuntary reduction in our workforce, or Severance Costs, and lease impairment and lease-related charges associated with actions taken to reduce the footprint of our leased office spaces, or Lease Impairment and Lease-Related Charges. While some of these items may be recurring in nature and should not be disregarded in the evaluation of our earnings performance, it is useful to exclude such items when analyzing current results and trends compared to other periods as these items can vary significantly from period to period depending on specific underlying transactions or events that may occur. Therefore, while we may incur or recognize these types of expenses in the future, we believe removing these items for purposes of calculating our non-GAAP financial measures provides investors with a more focused presentation of our ongoing operating performance.

Appian also discusses adjusted EBITDA, a non-GAAP financial performance measure it believes offers a useful view of the overall operation of its businesses. The Company defines adjusted EBITDA as net loss before (1) other (income) expense, net, (2) interest expense, (3) income tax expense (benefit), (4) depreciation expense and amortization of intangible assets, (5) stock-based compensation expense, (6) Litigation Expense, (7) JPI Amortization, (8) Severance Costs, and (9) Lease Impairment and Lease-Related Charges. The most directly comparable GAAP financial measure to adjusted EBITDA is net loss. Users should consider the limitations of using adjusted EBITDA, including the fact that this measure does not provide a complete measure of our operating performance. Adjusted EBITDA is not intended to purport to be an alternative to net loss as a measure of operating performance or to cash flows from operating activities as a measure of liquidity.

The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to the financial information prepared and presented in accordance with GAAP, and Appian’s non-GAAP measures may be different from non-GAAP measures used by other companies. For more information on these non-GAAP financial measures, see the reconciliation of these non-GAAP financial measures to their nearest comparable GAAP measures at the end of this press release.

Appian provides guidance ranges for non-GAAP net income (loss) per share and adjusted EBITDA; however, we are not able to reconcile these amounts to their comparable GAAP financial measures without unreasonable efforts because certain information necessary to calculate such measures on a GAAP basis is unavailable, subject to high variability, dependent on future events outside of our control, and cannot be predicted. In addition, Appian believes such reconciliations could imply a degree of precision that might be confusing or misleading to investors. The actual effect of the reconciling items that Appian may exclude from these non-GAAP expense numbers, when determined, may be significant to the calculation of the comparable GAAP measures.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical facts, including statements regarding Appian’s future financial and business performance for the third quarter and full year 2025, future investment by Appian in its go-to-market initiatives, increased demand for the Appian Platform, market opportunity and plans and objectives for future operations, including Appian’s ability to drive continued subscriptions revenue and total revenue growth, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “will,” “plan,” and similar expressions are intended to identify forward-looking statements. Appian has based these forward-looking statements on its current expectations and projections about future events and financial trends that Appian believes may affect its financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including the risks and uncertainties associated with Appian’s ability to grow its business and manage its growth, Appian’s ability to sustain its revenue growth rate, continued market acceptance of Appian’s Platform and adoption of low-code solutions to drive digital transformation, the fluctuation of Appian’s operating results due to the length and variability of its sales cycle, competition in the markets in which Appian operates, AI being a disruptive set of technologies that may affect the markets for Appian’s software dramatically and in unpredictable ways, risks and uncertainties associated with the composition and concentration of Appian’s customer base and their demand for its platform and satisfaction with the services provided by Appian, Appian’s ability to operate in compliance with applicable laws and regulations, Appian’s strategic relationships with third parties, and additional risks and uncertainties set forth in the “Risk Factors” section of Appian’s most recent annual report on Form 10-K, quarterly reports on Form 10-Q, and other filings with the Securities and Exchange Commission. Moreover, Appian operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for Appian’s management to predict all risks, nor can Appian assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements Appian may make. In light of these risks, uncertainties, and assumptions, Appian cannot guarantee future results, levels of activity, performance, achievements, or events and circumstances reflected in the forward-looking statements will occur. Appian is under no duty to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law.

Investor Contact
Jack Andrews
Vice President, Investor Relations
investors@appian.com

Media Contact
Valerie Miller
Senior Manager, Media Relations North America
pr@appian.com

APPIAN CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands, except par value and share data)

	As of
	June 30, 2025	December 31, 2024
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$112,207	$118,552
Short-term investments and marketable securities	72,546	41,308
Accounts receivable, net of allowance of $2,705 and $3,396, respectively	151,202	195,069
Deferred commissions, current	34,577	36,630
Prepaid expenses and other current assets	41,149	43,984
Total current assets	411,681	435,543
Property and equipment, net of accumulated depreciation of $36,719 and $32,142, respectively	34,799	37,109
Goodwill	28,763	25,555
Intangible assets, net of accumulated amortization of $6,650 and $5,341, respectively	1,882	2,240
Right-of-use assets for operating leases	30,951	31,081
Deferred commissions, net of current portion	59,366	60,540
Deferred tax assets	5,176	4,129
Other assets	18,130	24,842
Total assets	$590,748	$621,039
Liabilities and Stockholders’ Deficit
Current liabilities
Accounts payable	$8,881	$4,322
Accrued expenses	14,547	11,388
Accrued compensation and related benefits	34,414	34,223
Deferred revenue	264,917	281,760
Debt	9,598	9,598
Operating lease liabilities	13,052	12,378
Other current liabilities	1,952	1,087
Total current liabilities	347,361	354,756
Long-term debt	236,027	240,826
Non-current operating lease liabilities	49,810	52,189
Deferred revenue, non-current	10,798	5,477
Other non-current liabilities	493	431
Total liabilities	644,489	653,679
Stockholders’ deficit
Class A common stock—par value $0.0001; 500,000,000 shares authorized as of June 30, 2025 and December 31, 2024 and 43,245,763 and 42,938,701 shares issued as of June 30, 2025 and December 31, 2024, respectively	4	4
Class B common stock—par value $0.0001; 100,000,000 shares authorized as June 30, 2025 and December 31, 2024 and 31,088,085 and 31,090,085 shares issued as of June 30, 2025 and December 31, 2024, respectively	3	3
Treasury stock at cost, 313,160 shares as of June 30, 2025	(10,000)	—
Additional paid-in capital	605,084	591,281
Accumulated other comprehensive loss	(35,189)	(11,774)
Accumulated deficit	(613,643)	(612,154)
Total stockholders’ deficit	(53,741)	(32,640)
Total liabilities and stockholders’ deficit	$590,748	$621,039

APPIAN CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue
Subscriptions	$132,657	$112,974	$267,009	$230,668
Professional services	37,983	33,476	70,057	65,617
Total revenue	170,640	146,450	337,066	296,285
Cost of revenue
Subscriptions	17,154	13,262	32,048	25,532
Professional services	26,767	26,151	50,791	51,878
Total cost of revenue	43,921	39,413	82,839	77,410
Gross profit	126,719	107,037	254,227	218,875
Operating expenses
Sales and marketing	60,458	66,592	115,011	124,748
Research and development	40,347	39,446	79,864	79,217
General and administrative	36,898	40,193	71,170	73,639
Total operating expenses	137,703	146,231	266,045	277,604
Operating loss	(10,984)	(39,194)	(11,818)	(58,729)
Other non-operating (income) expense
Other (income) expense, net	(17,564)	(1,545)	(23,280)	6,662
Interest expense	5,319	6,107	10,637	11,753
Total other non-operating (income) expense	(12,245)	4,562	(12,643)	18,415
Income (loss) before income taxes	1,261	(43,756)	825	(77,144)
Income tax expense (benefit)	1,573	(164)	2,314	(629)
Net loss	$(312)	$(43,592)	$(1,489)	$(76,515)
Net loss per share:
Basic and diluted	$(0.00)	$(0.60)	$(0.02)	$(1.05)
Weighted average common shares outstanding:
Basic and diluted	74,202	72,300	74,148	72,800

APPIAN CORPORATION
STOCK-BASED COMPENSATION EXPENSE
(unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

Cost of revenue
Subscriptions	$205	$217	$448	$430
Professional services	1,355	1,461	2,762	3,039
Operating expenses
Sales and marketing	2,035	1,997	4,223	4,524
Research and development	3,286	2,919	6,224	5,920
General and administrative	3,812	3,306	7,075	6,593
Total stock-based compensation expense	$10,693	$9,900	$20,732	$20,506

APPIAN CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Six Months Ended June 30,
	2025	2024
Cash flows from operating activities
Net loss	$(1,489)	$(76,515)
Adjustments to reconcile net loss to net cash provided by operating activities
Stock-based compensation	20,732	20,506
Depreciation expense and amortization of intangible assets	4,970	4,941
Lease impairment charges	—	5,462
Bad debt expense	550	253
Amortization of debt issuance costs	300	290
Benefit for deferred income taxes	(689)	(982)
Foreign currency transaction (gains) losses, net	(20,659)	12,787
Changes in assets and liabilities
Accounts receivable	49,720	37,114
Prepaid expenses and other assets	10,174	10,524
Deferred commissions	3,228	2,897
Accounts payable and accrued expenses	7,559	2,882
Accrued compensation and related benefits	(3,811)	(3,808)
Other current and non-current liabilities	(277)	121
Deferred revenue	(25,611)	(14,267)
Operating lease assets and liabilities	(1,671)	(954)
Net cash provided by operating activities	43,026	1,251
Cash flows from investing activities
Proceeds from maturities of investments	27,985	9,657
Purchases of investments	(59,281)	(28,354)
Purchases of property and equipment	(1,797)	(2,932)
Net cash used by investing activities	(33,093)	(21,629)
Cash flows from financing activities
Proceeds from borrowings	—	50,000
Payments for debt issuance costs	—	(463)
Debt repayments	(5,000)	(2,500)
Repurchase of common stock	(10,000)	(50,019)
Payments for employee taxes related to the net share settlement of equity awards	(4,469)	(4,221)
Proceeds from exercise of common stock options	504	508
Net cash used by financing activities	(18,965)	(6,695)
Effect of foreign exchange rate changes on cash and cash equivalents	2,687	(1,491)
Net decrease in cash and cash equivalents	(6,345)	(28,564)
Cash and cash equivalents at beginning of period	118,552	149,351
Cash and cash equivalents at end of period	$112,207	$120,787

Supplemental disclosure of cash flow information
Cash paid for interest	$10,023	$11,168
Cash paid for income taxes	$1,997	$1,436
Supplemental disclosure of non-cash financing information
Accrued capital expenditures	$54	$182

APPIAN CORPORATION
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(unaudited, in thousands, except per share data)

	GAAP Measure	Stock-Based Compensation	Litigation Expense	JPI Amortization	Lease Impairment and Lease-Related Charges	Unrealized Foreign Exchange Rate Gains and Losses	Non-GAAP Measure
Three Months Ended June 30, 2025
Subscriptions cost of revenue	$17,154	$(205)	$—	$—	$—	$—	$16,949
Professional services cost of revenue	26,767	(1,355)	—	—	—	—	25,412
Total cost of revenue	43,921	(1,560)	—	—	—	—	42,361
Total operating expense	137,703	(9,133)	(2,482)	(3,118)	(297)	—	122,673
Operating (loss) income	(10,984)	10,693	2,482	3,118	297	—	5,606
Non-operating (income) expense	(17,564)	—	—	—	—	16,754	(810)
Income tax impact of above items	1,573	295	—	—	—	(1,059)	809
Net (loss) income	(312)	10,398	2,482	3,118	297	(15,695)	288
Net (loss) income per share, basic	$(0.00)	$0.14	$0.03	$0.04	$—	$(0.21)	$0.00
Net (loss) income per share, diluted(b)	$(0.00)	$0.14	$0.03	$0.04	$—	$(0.21)	$0.00

Six Months Ended June 30, 2025
Subscriptions cost of revenue	$32,048	$(448)	$—	$—	$—	$—	$31,600
Professional services cost of revenue	50,791	(2,762)	—	—	—	—	48,029
Total cost of revenue	82,839	(3,210)	—	—	—	—	79,629
Total operating expense	266,045	(17,522)	(4,194)	(6,202)	(609)	—	237,518
Operating (loss) income	(11,818)	20,732	4,194	6,202	609	—	19,919
Non-operating (income) expense	(23,280)	—	—	—	—	20,770	(2,510)
Income tax impact of above items	2,314	750	—	—	—	(1,326)	1,738
Net (loss) income	(1,489)	19,982	4,194	6,202	609	(19,444)	10,054
Net (loss) income per share, basic	$(0.02)	$0.27	$0.06	$0.08	$0.01	$(0.26)	$0.14
Net (loss) income per share, diluted(a,b)	$(0.02)	$0.27	$0.06	$0.08	$0.01	$(0.26)	$0.13
(a) Per share amounts do not foot due to rounding.
(b) Accounts for the impact of 0.4 million shares of dilutive securities.

	GAAP Measure	Stock-Based Compensation	Litigation Expense	JPI Amortization	Severance Costs	Lease Impairment and Lease-Related Charges	Unrealized Foreign Exchange Rate Gains and Losses	Non-GAAP Measure
Three Months Ended June 30, 2024
Subscriptions cost of revenue	$13,262	$(217)	$—	$—	$—	$—	$—	$13,045
Professional services cost of revenue	26,151	(1,461)	—	—	(1,398)	—	—	23,292
Total cost of revenue	39,413	(1,678)	—	—	(1,398)	—	—	36,337
Total operating expense	146,231	(8,222)	(721)	(4,504)	(4,136)	(5,462)	—	123,186
Operating (loss) income	(39,194)	9,900	721	4,504	5,534	5,462	—	(13,073)
Non-operating income	(1,545)	—	—	—	—	—	(959)	(2,504)
Income tax impact of above items	(164)	537	—	—	1,096	—	103	1,572
Net (loss) income	(43,592)	9,363	721	4,504	4,438	5,462	856	(18,248)
Net (loss) income per share, basic and diluted	$(0.60)	$0.13	$0.01	$0.06	$0.06	$0.08	$0.01	$(0.25)

Six Months Ended June 30, 2024
Subscriptions cost of revenue	$25,532	$(430)	$—	$—	$—	$—	$—	$25,102
Professional services cost of revenue	51,878	(3,039)	—	—	(1,398)	—	—	47,441
Total cost of revenue	77,410	(3,469)	—	—	(1,398)	—	—	72,543
Total operating expense	277,604	(17,037)	(1,463)	(9,008)	(4,136)	(5,462)	—	240,498
Operating (loss) income	(58,729)	20,506	1,463	9,008	5,534	5,462	—	(16,756)
Non-operating expense (income)	6,662	—	—	—	—	—	(12,807)	(6,145)
Income tax impact of above items	(629)	1,141	—	—	1,096	—	1,038	2,646
Net (loss) income	(76,515)	19,365	1,463	9,008	4,438	5,462	11,769	(25,010)
Net (loss) income per share, basic and diluted	$(1.05)	$0.27	$0.02	$0.12	$0.06	$0.08	$0.16	$(0.34)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	(unaudited)
Reconciliation of adjusted EBITDA:
GAAP net loss	$(312)	$(43,592)	$(1,489)	$(76,515)
Other (income) expense, net	(17,564)	(1,545)	(23,280)	6,662
Interest expense	5,319	6,107	10,637	11,753
Income tax expense (benefit)	1,573	(164)	2,314	(629)
Depreciation expense and amortization of intangible assets	2,524	2,580	4,970	4,941
Stock-based compensation expense	10,693	9,900	20,732	20,506
Litigation Expense	2,482	721	4,194	1,463
JPI Amortization	3,118	4,504	6,202	9,008
Severance Costs	—	5,534	—	5,534
Lease Impairment and Lease-Related Charges	297	5,462	609	5,462
Adjusted EBITDA	$8,130	$(10,493)	$24,889	$(11,815)